Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the registration statement (Form S-8 No. 333-134245 and No. 333-404413) of Milestone Scientific Inc. and in the related Prospectus of our report dated March 27, 2007 with respect to our audit of the statements of operations, changes in stockholders’ equity and cash flows of Milestone Scientific Inc. in the Annual Report on Form 10-KSB for the year ended December 31, 2007.
/s/ Eisner LLP
New York, New York
March 31, 2008